UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54282	27-0187394
(Commission File Number)	(IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2012, the Chrysler Group LLC Compensation and Leadership Development Committee, or the Compensation Committee, approved compensation plans for our executive officers following a full review of our existing compensation structure and employee benefit plans.

Our compensation philosophy continues to center on our commitment to maintain responsible compensation practices that will allow us to attract and retain capable and experienced professionals, and that will motivate our executives to help us achieve our targets for long-term growth and appreciation in value. On July 21, 2011, Fiat S.p.A. acquired all of the remaining Chrysler Group equity held by the U.S. Treasury. Consequently, as of that date, we were no longer subject to the compensation restrictions of the Emergency Economic Stabilization Act, as amended, by virtue of our earlier participation in the Troubled Asset Relief Program, or TARP. The Compensation Committee therefore decided it was an appropriate opportunity to reevaluate our existing annual and long-term incentive programs.

Following such review, the Compensation Committee agreed to cease any further grants under our Deferred Phantom Share Plan for our named executive officers and other senior executives. In place of that plan, the Compensation Committee deemed these individuals eligible to receive an annual cash bonus under our existing Performance and Leadership Management Award Plan, or PLM Plan. The Compensation Committee also adopted the 2012 Long-Term Incentive Plan, or 2012 LTIP, and agreed to cease making further grants under our existing Restricted Stock Unit Plan.

The PLM Plan is an annual cash bonus program that will now cover all salaried employees. It establishes a target bonus calculated as a percentage of a participant’s base salary, and payouts under the PLM Plan are based upon both company and individual performance. The Compensation Committee determined a target award for all employees for 2012, including the named executive officers, except for our Chairman and Chief Executive Officer, Mr. Sergio Marchionne. The Committee also established company performance targets of modified operating profit and free cash flow for the fiscal year ending December 31, 2012. If we fail to achieve 80 percent of at least one of these targets, no payments will be made under the PLM Plan, regardless of the level of individual performance. If we achieve at least 80 percent of one or both of these targets, a payout will be made, but it will be modified by both individual performance as well as by the weighted level of achievement of each company performance target.

The 2012 LTIP covers our senior executives, including the named executive officers (other than Mr. Marchionne). It is designed to retain talented professionals and reward their performance through annual grants of phantom equity in the form of restricted share units, or LTIP RSUs, and performance share units, or PSUs. LTIP RSUs may be granted annually, while PSUs will be granted at the beginning of a three-year performance period. The LTIP RSUs will vest over three years in one-third increments on the anniversary of their grant date, while the PSUs will vest at the end of the three-year performance period only if we meet or exceed certain three-year cumulative company performance targets. Concurrent with the adoption of the 2012 LTIP, the Compensation Committee established company performance targets comprised of specified levels of cumulative modified operating profit and cumulative free cash flow for the three-year performance period, ending December 31, 2014. If we do not fully achieve these targets, the PSUs will be deemed forfeited.

Once vested, LTIP RSUs and PSUs will be settled in cash or, in the event we conduct an initial public offering of equity securities, in cash or shares of Chrysler Group’s publicly traded stock, at the Compensation Committee’s discretion. Settlement will be made as soon as practicable after vesting, but in any case no later than March 15th of the year following vesting. Vesting of the

LTIP RSUs and PSUs may be accelerated in certain circumstances, including upon the participant’s death, disability, or retirement, or in the event of a change of control. Concurrent with the adoption of the 2012 LTIP, the Compensation Committee awarded LTIP RSUs and PSUs to covered employees, including the named executive officers (other than Mr. Marchionne).

The following table sets forth the potential awards for 2012 under the PLM Plan and the grants under the 2012 LTIP for our named executive officers.

Name and Principal Position	Estimated Payouts under 2012 PLM Awards[1] ($)			LTIP Restricted Share Units[2] (#)	Performance Share Units[2,3] (#)
	Threshold	Target	Maximum
Sergio Marchionne Chief Executive Officer, Chief Operating Officer and President	—	—	—	—	—

Richard K. Palmer Senior Vice President and Chief Financial Officer	$187,500	$375,000	$562,500	30,718	221,167

Holly E. Leese Senior Vice President, General Counsel and Secretary	$157,625	$315,250	$472,875	27,413	214,532

Nancy A. Rae Senior Vice President, Human Resources	$147,875	$295,750	$443,625	25,717	201,262

Michael Manley Senior Vice President— International and Head of Jeep Brand	$153,750	$307,500	$461,250	23,174	181,357

(1)	The threshold represents the minimum amount that would be paid, assuming that we achieve but do not exceed 80 percent of both of the 2012 targets, or 2012 Targets, for modified operating profit and free cash flow under the PLM Plan. The target amount represents the amount that would be paid, assuming we achieve but do not exceed 100 percent of the weighted average of the 2012 Targets. The maximum represents the amount that would be paid, assuming that we achieve or exceed 150 percent of the weighted average of the 2012 Targets. All of the estimated payouts presented in the table assume that the named executive’s individual performance does not merit any further upward or downward adjustment to the target bonus.

(2)	Each LTIP RSU or PSU represents a right to receive a Chrysler Group Unit, which has a value of 1/600th of a Class A Membership Interest in Chrysler Group on a fully-diluted basis after conversion of the Class B Membership Interests. Because there is no publicly observable trading price for our membership interests, we periodically conduct valuations of our Class A Membership Interests. As of the date of the grant, the value of each Chrysler Group Unit was $7.63, based upon the December 31, 2011 valuation of our Class A Membership Interests. The actual value of the LTIP RSUs and PSUs granted will depend on the fair value of our Class A Membership Interests on a date in the future when these awards vest or are paid.

(3)	Represents the number of units that will vest only if all of the cumulative performance metrics under the 2012 LTIP are fully achieved.

The Compensation Committee also adopted a clawback policy applicable to all awards granted and payments made under any variable compensation plan, including both of the above plans. Pursuant to this policy, if it is determined that the company’s financial statements need to be restated, regardless of whether or not such restatement resulted from an executive’s fraud or misconduct, the company may cancel any equity award and claw back any bonus or other incentive compensation if such award, bonus or compensation was tied to the achievement of company financial objectives. The policy will be applied at the discretion of the Compensation Committee.

Full details of our compensation plans are set forth in the PLM Plan and the 2012 LTIP documents, which will be filed as Exhibits to our 2011 Annual Report on Form 10-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2012, the Chrysler Group LLC Board of Directors adopted the Third Amended and Restated Limited Liability Company Operating Agreement (the “Third Amendment”). The Third Amendment increased the amount of indebtedness we may incur without the prior approval of our Board of Directors to $250 million, in line with previously established thresholds for Board pre-approval of capital expenditures and investments. Additionally, the Third Amendment incorporates several previously adopted amendments, and provides a number of clarifications and updates, including modifications to remove references to former members and to various transactions that have already transpired. These changes are more fully reflected in the Third Amendment, which will be filed as an Exhibit to our 2011 Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2012

CHRYSLER GROUP LLC
(Registrant)

/s/ RICHARD K. PALMER
Richard K. Palmer
Senior Vice President and
Chief Financial Officer